EX-99.B12(b)

                        SEMI-ANNUAL REPORT

                                                                       APRIL 30,
                                                                            1997

                                Victory Funds(R)

                               TABLE OF CONTENTS

                                      Shareholder Letter                       2
                                      Investment Review and Outlook            3
                                      Glossary of Terms                        4
FINANCIAL STATEMENTS

Schedules of Investments                 5
Statements of Assets and Liabilities    78
Statements of Operations                85
Statements of Changes in Net Assets     92
Notes to Financial Statements          101
Financial Highlights                   108

--------------------------------------------------------------------------------
                                NOT FDIC INSURED

Shares of the Victory Funds are not deposits or other obligations of, or guaranteed by, any KeyCorp bank, Key Asset Management Inc., or their affiliates, and are subject to investment risks, including possible loss of the principal amount invested.
--------------------------------------------------------------------------------

Key Asset Management Inc. (KAM) a subsidiary of KeyCorp, is the investment adviser to The Victory Funds. The Victory Funds are sponsored and distributed by BISYS Fund Services, which is not affiliated with KeyCorp or its subsidiaries. KAM receives a fee for its services from the Victory Funds.

This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current prospectus for the Victory Funds.

                           LETTER TO OUR SHAREHOLDERS

I'm pleased to present the Victory Funds semiannual report for the period ended April 30, 1997.

During this period management has undertaken several important initiatives and has continued to demonstrate tangible enhancements to the Funds.

Key Asset Management Inc. (KAM) was introduced as adviser to the Funds on March 1, 1997. KAM represents a recent consolidation of KeyCorp's investment advisory subsidiaries and encompasses a broad range of customized investment solutions available through Society Asset Management, Key Mutual Fund Advisers, Applied Technology Investments and Spears, Benzak Salomon & Farrell. Together, KAM's advisory team embodies more than 100 years of investment experience and the new structure will help ensure the Fund's easy access to specialized investment skills.

The Victory Lakefront Fund was launched on March 3, 1997, with Lakefront Capital Investors, Inc., a Cleveland based African American-owned institutional advisory firm, as the Fund's sub-adviser. Among Lakefront's investment criteria is a unique interest in a company's corporate diversity philosophy and strategy.

In April of this year, the Victory Real Estate Investment Fund came to the market providing our clients and prospective investors with yet another specialized investment solution. This Fund, managed out of Key Asset Management Inc.'s Spears, Benzak, Salomon and Farrell division, invests in the securities of real estate related companies, offering individual and institutional investors liquidity, diversification and easy access to this industry.

We're also proud that the Victory "Plain English" prospectuses were available within days of the Securities and Exchange Commission's announcement of its proposals to overhaul mutual fund disclosure requirements. Our attempt to better direct investors through important investment, risk, financial and operational information was well worth the effort and we welcome your comments, questions or suggestions.

Thank you for your continued investment and confidence in Victory.

/s/ Leigh A. Wilson
-------------------
Leigh A. Wilson
President
--------------------------------------------------------------------------------
       o  Not FDIC Insured    o  No Bank Guarantee   o  May Lose Value
--------------------------------------------------------------------------------
For more information about the Victory Funds, including charges and expenses, request a prospectus by calling 1-800-KEY-FUND(R) (1-800-539-3863). Please read the prospectus carefully before investing or sending money.

                         INVESTMENT REVIEW AND OUTLOOK

1997 began with some trepidation among fund managers, whose overriding concern was, "How long will this scenario of low inflation and high employment last?" The Federal Reserve Board, which sets monetary policy, seemed to share this concern when it raised the Federal Funds rate by a quarter of a percentage point in March. This move was deemed "anticipatory" because visible signs of inflation had not yet kicked in.

The market is concerned about inflation and the resultant impact on interest rates because it affects the value of the future stream of cash flows. For now this concern has been lulled by recent economic reports that indicate that inflation has not yet become a major problem. Of these, perhaps the most important was the employment cost index (released April 29) which revealed no appreciable acceleration in wages and salaries, despite the tightest labor market in some years.

Companies' earnings estimates have been nudging up a bit after this year's first quarter results were reported. Although the pace of this earnings growth is not as spectacular as in previous years, profits were still respectable, especially when compared to the most recent analysts' estimates (which had been talked down by company managements eager to "beat the Street").

The dollar's very recent weakness has also bolstered the outlook for company earnings, since it could result in a boost to U.S. exports. Add in the notion that foreign economies are reviving a bit as the U.S. settles back, and one has near ideal conditions for the big multinationals that populate the major market benchmarks.

Needless to say, large-cap stock funds have a field day in this environment, but shopping for a large-cap stock is much like shopping at Tiffany's: nothing is on sale and one may pay a premium for the privilege of taking home something in that little robin's egg blue bag. There is also some evidence that historically, periods of high valuations have coincided with periods of high volatility. Although past performance is no indication of future results, it is well worth keeping in mind that diversification is one of the best defenses against volatility.

The perennial wisdom of proper asset allocation cannot be overemphasized. Simply put, investors should not ignore other asset classes like bonds and money market instruments. Bonds right now look very attractive on a risk-adjusted basis. Among stocks, there are great bargains in the market's small and mid-cap bins. In other words, here's where we may find Tiffany's quality without the blue bag and hefty price tag!

                                                                    May 30, 1997

/s/ Charlie Crane
-----------------
Charlie Crane, Chief Market Strategist
Key Asset Management Inc.

                    GLOSSARY OF OFTEN-USED INVESTMENT TERMS

 BOND RATING

 An indication of the risk of a bond issue, as determined by a bond rating service (such as Moody's or Standard & Poor's). Bonds with the highest ratings (AAA) have the lowest credit risk.

 PAR VALUE

 The face value of a security. A bond selling at par, for instance, is worth the same dollar amount it was issued for or at which it will be redeemed at maturity--typically, $1000 per bond.

 PORTFOLIO

 Any combination of more than one security. A mutual fund typically has a large, diversified portfolio of securities or of investments in order to help lower investment risks.

 SETTLEMENT DATE

 Date by which an executed order must be settled, either by a buyer paying for the securities with cash or by a seller delivering the securities and receiving the proceeds of the sale for them. In a regular way delivery of stocks and bonds, the settlement date is three business days after the trade was executed. For listed options and government securities, settlement is required by the next business day.

 SHORT-TERM
 CAPITAL GAIN (LOSS)

 A capital gain (loss) arising from an asset which was held one year or less. Short-term capital gains are taxed at the taxpayer's ordinary tax rate.

 CALL OPTIONS

 A contract for the right to buy a specified number of shares at a predetermined price on or before a stated date. The purchaser of a call option feels the underlying stock price will rise, and he purchases the call option from an investor equally convinced the underlying stock price will either stay the same or fall.

 PUT OPTION

 A specified contract for the right to sell a specified number of shares at a predetermined price on or before a stated date. The purchaser of a put option feels the underlying stock price will fall, and he purchases the put option from an investor equally convinced the price will stay the same or rise.

 PROSPECTUS

 A document providing investors information about the fund's investment objective, policies, and risks. It also provides the basic information and details of the funds operations and services; information on sales charges; redemption rights; tax status of the dividends and income; expenses; the fund custodian and other service providers; and how to buy and sell shares.

 DOLLAR COST AVERAGING
 OR CONSTANT DOLLAR PLAN*

 A method of accumulating assets by investing a fixed amount of dollars in securities at set intervals. The result is that more shares are purchased when the price is low and fewer shares are purchased when the price is high. The overall cost is lower than it would be if a constant number of shares were bought at set intervals assuming a general upward price trend.

 CONVERTIBLE SECURITIES

 Corporate bonds, preferred stocks and other securities that carry an option to be exchanged for, or "converted" into, a set number of shares of common stock.

----------------------
* This strategy does not assure a profit and does not protect against loss in declining markets. An investor should be prepared to continue the program of investing at regular intervals, even during economic downturns, in order to fully utilize a dollar cost averaging program.


THE VICTORY PORTFOLIOS                                  Schedule of Investments
U.S. Government Obligations Fund                                 April 30, 1997

(Amounts in Thousands)                                              (Unaudited)


Principal                                                             Amortized
Amount              Security Description                                   Cost


U.S. Treasury Notes (25.5%)

$ 25,000            6.50%, 5/15/97                                   $   25,007

  25,000            6.13%, 5/31/97                                       25,006

  25,000            6.50%, 8/15/97                                       25,070

 225,000            5.75%, 9/30/97                                      225,175

  50,000            5.63%, 10/31/97                                      50,012

  25,000            5.38%, 11/30/97                                      24,950

  25,000            6.13%, 3/31/98                                       25,023

Total U.S. Treasury Notes                                               400,243

Total Investments                                                       400,243

                         Repurchase Agreements (74.7%)

  75,000            Aubrey G.
                      Lanston & Co., Inc.,
                      5.40%, 5/1/97,
                      (Collateralized by $77,344
                      various U.S. Treasury
                      Securities, 0.00%-6.50%,
                      10/2/97-5/15/05,
                      market value--$76,501)                             75,000

  77,000            Barclays de Zoete Wedd Securities, Inc.,
                      5.42%, 5/1/97,
                      (Collateralized by $109,061
                      U.S. Treasury
                      Securities, 0.00%-6.88%,
                      3/31/98-8/15/24,
                      market value--$78,541)                             77,000

  75,000            Chase Securities, Inc.,
                      5.40%, 5/1/97,
                      (Collateralized by $75,084
                      U.S. Treasury
                      Notes, 5.00%-7.00%,
                      2/15/99-6/30/99,
                      market value--$76,501)                             75,000

  30,000            Dean Witter Reynolds, Inc.,
                      5.25%, 5/1/97
                      (Collateralized by $30,201
                      various U.S. Treasury
                      Securities, 0.00%-8.50%,
                      5/29/97-8/31/01,
                      market value--$30,600)                             30,000

  77,000            Deutsche Morgan Grenfell,
                      5.38%, 5/1/97,
                      (Collateralized by $74,439
                      various U.S. Treasury
                      Secutities, 6.63%-9.88%,
                      8/15/99-2/15/27,
                      market value--$78,541)                             77,000

  75,000            Donaldson-Lufkin Jenrette
                      Securities Corp.,
                      5.38%, 5/1/97,
                      (Collateralized by $150,784
                      various U.S. Treasury
                      Secutities, 0.00%-10.75%,
                      7/10/97-2/15/24,
                      market value--$76,501)                             75,000

  75,000            Goldman Sachs Group L.P.,
                      5.38%, 5/1/97,
                      (Collateralized by $79,320
                      U.S. Treasury
                      Bonds, 6.50%,
                      11/15/28,
                      market value--$76,501)                             75,000

  77,000            Harris-Nesbitt Burns Securities,
                      5.41%, 5/1/97,
                      (Collateralized by $238,847
                      U.S.Treasury
                      Strips, 0.00%,
                      8/15/00-8/15/21,
                      market value--$78,540)                             77,000

  75,568            Lehman Brothers, Inc.,
                      5.45%, 5/1/97,
                      (Collateralized by $78,961
                      U.S. Treasury
                      Notes, 5.25%-8.00%,
                      1/31/01-5/15/01,
                      market value--$77,083)                             75,568

 385,000            NationsBanc Capital Markets, Inc.,
                      5.45%, 5/1/97,
                      (Collateralized by $425,814
                      various U.S. Government
                      Securities, 0.00%-9.25%,
                      5/2/97-4/30/02,
                      market value--$392,700)                           385,000

  75,000            Nomura Securities International, Inc.,
                      5.27%, 5/1/97,
                      (Collateralized by $360,882
                      U.S. Treasury
                      Strips, 0.00%,
                      2/15/19,
                      market value--$76,500)                             75,000

  75,000            Smith Barney Securities, Inc.,
                      5.45%, 5/1/97,
                      (Collateralized by $75,614
                      U.S Treasury
                      Notes, 6.63%,
                      6/30/01-4/30/02,
                      market value--$76,500)                             75,000

Total Repurchase Agreements                                           1,171,568
--------------------------------------------------------------------------------
Total (Cost $1,571,811) <F1>                                         $1,571,811
--------------------------------------------------------------------------------

Percentages indicated are based on net assets of $1,568,399.

<F1> Cost for federal income tax and financial reporting purposes are the same.

                       See notes to financial statements.


THE VICTORY PORTFOLIOS                                 Schedule of Investments
Lakefront Growth Fund                                           April 30, 1997
(Amounts in Thousands, Except Shares)                              (Unaudited)


                                                                        Market
Shares             Security Description                                  Value
--------------------------------------------------------------------------------

Common Stocks (100.5%)

Aerospace/Defense (4.7%):
   163             Boeing Co.                                           $   16

   395             United Technologies Corp.                                30
                                                                            46

Aluminum (3.9%):
   193             Aluminum Co. of America                                  13

   380             Reynolds Metal Co.                                       26
                                                                            39

Apparel & Footwear (1.7%):
   449             Reebok International Ltd.                                17

Automobiles (1.9%):
   553             Ford Motor Co.                                           19

Automotive Parts (4.1%):
   573             Federal-Mogul Corp.                                      16

   395             TRW, Inc.                                                25
                                                                            41

Banks (6.6%):
   335             Chase Manhattan Corp.                                    31

   452             MBNA Corp.                                               15

    73             Wells Fargo & Co.                                        19
                                                                            65

Brokerage Services (3.3%):
   975             Lehman Brothers Holding, Inc.                            33

Building Materials (2.0%):
   310             Armstrong World Industries, Inc.                         20

Chemicals (3.0%):
   760             Cabot Corp.                                              17

   340             IMC Global, Inc.                                         13
                                                                            30

Computers & Peripherals (6.9%):
   550             Diebold, Inc.                                            18

   543             Hewlett-Packard Co.                                      28

   134             International Business Machines Corp.                    22
                                                                            68

Conglomerates (3.0%):
   268             General Electric Co.                                     30

Consumer Products (1.9%):
   168             Colgate-Palmolive Co.                                    19

Electronic & Electrical--General (10.8%):
   534             AMP, Inc.                                                19

   302             Johnson Controls, Inc.                                   11

   380             Rockwell International Corp.                             25

   382             Texas Instrumrents, Inc.                                 34

   372             Varian Associates, Inc.                                  18
                                                                           107

Financial Services (4.6%):
   376             American Express Co.                                     25

   385             Travelers Group, Inc.                                    21
                                                                            46

Health Care (1.7%):
   479             Columbia/HCA Healthcare Corp.                            17

Heavy Machinery--Industrial, Farm,
Construction (5.0%):
   213             Caterpillar Tractor, Inc.                                19

   662             Deere & Co.                                              30
                                                                            49

Medical Supplies (2.3%):
   711             C.R. Bard, Inc.                                          23

Oil--Integrated Companies (3.5%):
   129             Mobil Corp.                                              17

   174             Texaco, Inc.                                             18
                                                                            35

Pharmaceuticals (6.9%):
   352             American Home Products Corp.                             23

   312             Bristol-Myers Squibb Co.                                 21

   303             Schering-Plough Corp.                                    24
                                                                            68

Photography (4.1%):
   488             Eastman Kodak Co.                                        41

Retail (3.2%):
 2,315             K-Mart Corp. <F2>                                        32

Retail--Specialty Stores (2.4%):
   765             Gap, Inc.                                                24

Rubber & Rubber Products (1.7%):
   793             M.A. Hanna Co.                                           17

Semiconductors (2.2%):
   141             Intel Corp.                                              22

Software & Computer Service (2.4%):
   470             Computer Associates International, Inc.                  24

Steel (1.9%):
 1,470             LTV Corp.                                                19

Tobacco & Tobacco Related (2.4%):
   603             Philip Morris Cos., Inc.                                 24

Utilities--Telecommunications (2.4%):
   334             AT&T Corp.                                               11

   203             Ameritech Corp.                                          13
                                                                            24

Total Common Stocks                                                        999

Investment Companies (5.7%)

$   57             Federated Treasury Obligation Fund                   $   57

Total Investment Companies                                                  57

Total (Cost $1,022) <F1>                                                $1,056

Percentages indicated are based on net assets of $994.

<F1> Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

     Unrealized appreciation                                               $53
     Unrealized depreciation                                               (19)
     Net unrealized appreciation                                           $34

<F2> Represents non-income producing securities.

See notes to financial statements.

                                        Statements of Assets and Liabilities
The Victory Portfolios                                        April 30, 1997
(Amounts in Thousands, Except Per Share Amounts)                 (Unaudited)

                                                                     U.S. Government
                                                                     Obligations
                                                                     Fund

ASSETS:
Investments, at amortized cost                                       $  400,243
Repurchase agreements, at cost                                        1,171,568
    Total                                                             1,571,811
Cash                                                                          1
Interest receivable                                                       3,696
Prepaid expenses and other assets                                            67
    Total Assets                                                      1,575,575
LIABILITIES:
Dividends payable                                                         6,292
Capital gains distribution payable                                           --
Accrued expenses and other payables:
  Investment advisory fees                                                  463
  Administration fees                                                        33
  Custodian fees                                                             29
  Accounting and transfer agent fees                                         25
  Shareholder service fees                                                   --
  Shareholder service fees--Select Shares                                   216
  Other                                                                     118
    Total Liabilities                                                     7,176
NET ASSETS:
Capital                                                               1,568,540
Undistributed (distributions in excess of) net investment income            (80)
Accumulated undistributed net realized gains
  (losses) from investment transactions                                     (61)
    Net Assets                                                       $1,568,399
Net Assets
  Investor Shares                                                       515,471
  Select Shares                                                       1,052,928
    Total                                                             1,568,399
Outstanding units of beneficial interest (shares)
  Investor Shares                                                       515,462
  Select Shares                                                       1,053,057
    Total                                                             1,568,519
Net asset value
  Offering and redemption price per share                                    --
  Offering and redemption price per share--Investor Shares           $     1.00
  Offering and redemption price per share--Select Shares                   1.00

See notes to financial statements.



                                                      Lakefront
                                                      Fund

ASSETS:
Investments, at value (Cost $279,696; $79,200;
  $25,106; $106,708 & $1,022)                         $  1,056
Interest and dividends receivable                            2
Receivable for capital shares issued                        --
Receivable from brokers for investments sold                --
Unamortized organization costs                              29
Reclaim receivable                                          --
Prepaid expenses and other assets                            6
    Total Assets                                         1,093
LIABILITIES:
Payable for capital shares redeemed                         --
Payable to brokers for investments purchased                56
Payable  for organization costs                             30
Accrued expenses and other payables:
  Investment advisory fees                                  --
  Administration fees                                       --
  Custodian fees                                             1
  Accounting, and transfer agent fees                        7
  Shareholder service fees                                  --
  Shareholder service fees--Class A                         --
  Shareholder service and 12b-1 fees--Class B               --
  Other                                                      5
    Total Liabilities                                       99
NET ASSETS:
Capital                                                    961
Undistributed (distributions in excess of )
  net investment income                                      2
Net unrealized appreciation (depreciation)
  from investments                                          34
Net unrealized depreciation from translation of
  assets and liabilities in foreign currencies              --
Accumulated undistributed net realized gains
  (losses) from investment transactions                     (3)
Accumulated undistributed net realized gains
  from foreign currency transactions                        --
    Net Assets                                        $    994
Net Assets
  Class A
  Class B
    Total
Outstanding units of beneficial interest (shares)
  Class A
  Class B
    Total                                                   99
Net asset value
  Redemption price per share                          $  10.00
  Redemption price per share--Class A
  Offering and redemption price per share--Class B
Maximum sales charge                                      4.75%
Maximum offering price per share (100%/
  (100%-maximum sales charge) of net asset
  value adjusted to nearest cent)                     $  10.50
Maximum offering price per share (100%/
  (100%-maximum sales charge) of net asset
  value adjusted to nearest cent)--Class A

See notes to financial statements.


                                                   Statements of Operations
The Victory Portfolios              For the Six Months Ended April 30, 1997
(Amounts in Thousands)                                          (Unaudited)

                                                      U.S. Government
                                                      Obligations
                                                      Fund

Investment Income:
Interest income                                       $39,917
Expenses:
Investment advisory fees                                2,574
Administration fees                                     1,103
Shareholder service fees                                   --
Shareholder service fees--Investor Shares                  42
Shareholder service fees--Select Shares                   599
Accounting fees                                            47
Custodian fees                                            142
Legal and audit fees                                       81
Trustees' fees and expenses                                25
Transfer agent fees                                        56
Registration and filing fees                               73
Printing fees                                             103
Other                                                       2
Expenses voluntarily reduced                               --
  Net Expenses                                          4,847
Net Investment Income                                  35,070
Realized Gains from Investments:
Net realized gains from investment transactions            32
Change in net assets resulting from operations        $35,102

See notes to financial statements.



                                                             Lakefront
                                                             Fund<F1>

Investment Income:
Interest income                                              $     1
Dividend income                                                    1
Foreign tax withholding                                           --
    Total Income                                                   2
Expenses:
Investment advisory fees                                           1
Administration fees                                               --
Shareholder service fees                                          --
Shareholder service fees--Class A                                 --
Shareholder service fees and 12b-1 fees--Class B                  --
Accounting fees                                                    6
Custodian fees                                                     1
Legal and audit fees                                               1
Amortization of organization costs                                 1
Trustees' fees and expenses                                       --
Transfer agent fees                                                1
Registration and filing fees                                      --
Printing fees                                                      4
Other                                                             --
Expenses voluntarily reduced                                      (1)
    Expenses before reimbursement from distributor                14
    Expenses reimbursed by distributor                           (14)
    Net Expenses                                                  --
Net Investment Income (Loss)                                       2
Realized/Unrealized Gains (Losses) from
  Investments and Foreign Currencies:
Net realized gains (losses) from
  investment transactions                                         (3)
Net realized losses from foreign
  currency transactions                                           --
Net change in unrealized appreciation
  (depreciation) from investments                                 34
Change in unrealized depreciation from translation
  of assets and liabilities in foreign currencies                 --
Net realized/unrealized gains from investments
  and foreign currencies                                          31
Change in net assets resulting from operations               $    33

<F1> The Lakefront Fund commenced operations as of March 3, 1997.

See notes to financial statements.



The Victory Portfolios                   Statements of Changes in Net Assets
(Amounts in Thousands)                                           (Unaudited)

                                           U.S. Government

                                           Obligations Fund
                                       Months        Year
                                       Ended         Ended
                                       April 30,     October 31
                                       1997          1996<F1>

From Investment Activities:
Operations:
  Net investment income                $    35,070   $    58,184
  Net realized gains from
    investment transactions                     32            24
Change in net assets resulting
  from operations                           35,102        58,208
Distributions to Shareholders:
  From net investment income                    --       (58,184)
  From net investment income by class:
    Investor Shares                        (28,734)           --
    Select Shares                           (6,336)           --
  From net realized gains from
    investment transactions                     --            --
Change in net assets from
  distributions to shareholders            (35,070)      (58,184)
Capital Transactions:
  Proceeds from shares issued            2,078,324     3,877,755
  Dividends reinvested                      12,518        13,036
  Cost of shares redeemed               (1,880,292)   (3,497,927)
  Change in net assets from
    capital transactions                   210,550       392,864
Change in net assets                       210,582       392,888
Net Assets:
  Beginning of period                    1,357,817       964,929
  End of period                        $ 1,568,399   $ 1,357,817
Share Transactions:
  Issued                                 2,078,324     3,877,755
  Reinvested                                12,518        13,036
  Redeemed                              (1,880,292)   (3,497,927)
Change shares                              210,550       392,864


<F1> Effective February 1, 1996, the U.S. Government Obligations Fund
designated the existing shares as Select Shares and on January 8, 1997 commenced offering Investor Shares.

See notes to financial statements.


                                                                          Lakefront Fund<F1>
                                                                          Period Ended
                                                                          April 30,
                                                                          1997

From Investment Activities:
Operations:
  Net investment income                                                   $  2
  Net realized (losses) from investment transactions                        (3)
  Net change in unrealized appreciation (depreciation) from investments     34
Change in net assets resulting from operations                              33
Distributions to Shareholders:
  From net investment income                                                --
  From net realized gains from investment transactions                      --
Change in net assets from distributions to shareholders                     --
Capital Transactions:
  Proceeds from shares issued                                              961
  Dividends reinvested                                                      --
  Cost of shares redeemed                                                   --
Change in net assets from capital transactions                             961
Change in net assets                                                       994
Net Assets:
  Beginning of period                                                       --
  End of period                                                           $994
Share Transactions:
  Issued                                                                    99
  Reinvested                                                                --
  Redeemed                                                                  --
Change in shares                                                            99

<F1> The Lakefront Fund commenced operations as of March 3, 1997.

See notes to financial statements.

                                                   Notes to Financial Statements
The Victory Portfolios                                            April 30, 1997
--------------------------------------------------------------------------------
                                                                     (Unaudited)

1. Organization:

The Victory Portfolios (collectively, the "Funds" and individually, a "Fund") were organized on February 5, 1986, and are registered under the Investment Company Act of 1940, as amended, (the "1940 Act") as an open-end investment company established as a Delaware business trust. The Funds are authorized to issue an unlimited number of shares which are units of beneficial interest without par value. The Funds presently offer shares of 26 active funds. Included are the financial statements and financial highlights of the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund,Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Limited Term Income
Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New
York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock
Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, International Growth Fund, Lakefront Fund, and the Real Estate Investment ("REIT") Fund.

The U.S. Government Obligations Fund is authorized to issue two classes of shares: Investor Shares and Select Shares. The National Municipal
Bond Fund, New York Tax-Free Fund, Balanced Fund, Diversified Stock
Fund, Special Value Fund, Ohio Regional Stock Fund and International Growth Fund, are authorized to issue two classes of shares: Class
A Shares and Class B Shares. Each class of shares in a Fund has identical rights and privileges except with respect to fees paid under shareholder servicing or distribution plans, expenses allocable exclusively to each class of shares, voting rights on matters affecting a single class of shares, and the exchange privilege of each class of shares.

The U.S. Government Obligations Fund and The Prime Obligations Fund seek to provide current income consistent with liquidity and stability of principal. The Financial Reserves Fund seeks to obtain as high a level of current income as is consistent with preserving capital and providing liquidity. The Tax-Free Money Market Fund seeks to provide current interest income free from federal income taxes consistent with relative liquidity and stability of principal. The Ohio Municipal Money Market Fund seeks to provide current income exempt from federal regular income tax and the personal income taxes imposed by the State of Ohio and Ohio municipalities consistent with the stability of principal. The Limited Term Income Fund seeks to provide income consistent with limited fluctuation of principal. The Intermediate Income Fund and Investment Quality Bond Fund seek to provide a high level of income.
The Government Mortgage Fund seeks to provide a high level of current income consistent with safety of principal. The Fund for Income seeks to provide a high level of current income consistent with preservation of shareholders' capital. The National Municipal Bond Fund seeks to provide a high level of current interest income exempt from federal income tax, as is consistent with the preservation of capital. The
New York Tax-Free Fund seeks to provide a high level of current income exempt from federal, New York State, and New York City income taxes, consistent with the preservation of shareholders' capital. The Ohio Municipal Bond Fund seeks to produce a high level of current interest income which is exempt from both federal income tax and Ohio personal income tax. The Balanced Fund seeks to provide income and long-term growth of capital. The Stock Index Fund seeks to provide long-term capital appreciation by attempting to match the investment performance of the Standard & Poor's 500 Composite Stock Index. The Diversified
Stock Fund and the Growth Fund seek to provide long term growth of capital. The Value Fund seeks to provide long-term growth of capital and dividend income. The Special Value Fund seeks to provide long-term growth of capital and dividend income. The Special Growth Fund and The Ohio Regional Stock Fund seek to provide capital appreciation.
The International Growth Fund seeks to provide capital growth consistent with reasonable investment risk. The Lakefront Fund seeks to provide long-term growth of capital and income. The REIT Fund seeks to provide total return through investments in real estate-related securities.

2. Reorganization:

As of April 30, 1997, The Victory Portfolios also included the Government Bond Fund, which was authorized to issue two classes of shares: Class A and Class B shares, each class having the same voting rights and expense allocation policies as the other Class A and B shares of the Victory Portfolios. On May 16, 1997, the Shareholders approved a reorganization plan to exchange Class A and B shares of the Government Bond Fund for shares of the Investment Quality Bond Fund. The reorganization will occur on June 13, 1997. The financial statements of the Government Bond Fund are not included in the accompanying financial statements.

3. Significant Accounting Policies:

The following is a summary of significant accounting policies followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

Securities Valuation:

Investments of the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, and Ohio Municipal Money Market Fund (collectively "the money market funds") are valued at either amortized cost which approximates market value, or at original cost which, combined with accrued interest, approximates market value. Under the amortized cost valuation method, discount or premium is amortized on a constant basis to the maturity of the security. In addition, the money market funds may not (a) purchase any instrument with a remaining maturity greater than 397 days unless such instrument is subject to a demand feature within 397 days, or
(b) maintain a dollar-weighted-average portfolio maturity which exceeds
90 days.

Investments in common and preferred stocks, corporate bonds, commercial paper, municipal and foreign government bonds, U.S. Government securities and securities of U.S. Government agencies of the Limited Term Income
Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New
York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock
Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special
Value Fund, Special Growth Fund, Ohio Regional Stock Fund, International Growth Fund, Lakefront Fund and REIT Fund, (collectively "the variable net asset value funds"), and investments in real estate investment trusts of the REIT Fund are valued at their market values determined on the basis of the latest available bid prices in the principal market (closing sales prices if the principal market is an exchange) in which such securities are normally traded or on the basis of valuation procedures approved by the Board of Trustees. Investments in investment companies are valued at their respective net asset values as reported by such companies. Investments in foreign securities, currency holdings and other assets and liabilities of the Balanced Fund and International
Growth Fund are valued based on quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. The differences between the cost and market values of investments held by the variable net asset value funds are reflected as either unrealized appreciation or depreciation.

Securities Transactions and Related Income:

Securities transactions are accounted for on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis and includes, where applicable, the pro rata amortization of premium or accretion of discount. Dividend income is recorded on the ex-dividend date, net of foreign taxes withheld. Gains or losses realized on sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

Foreign Currency Translation:

The accounting records of the Funds are maintained in U.S. dollars. Investment securities and other assets and liabilities of the Balanced Fund and the International Growth Fund denominated in a foreign currency are translated into U.S. dollars at the current exchange rate. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars at the exchange rate on the dates of the transactions.

The Funds isolate that portion of the results of operations resulting from changes in foreign exchange rates from those resulting from changes in market prices of securities held.

Realized foreign exchange gains or losses arise from sales and maturities of securities, sales of foreign currencies, currency exchange fluctuations between the trade and settlement dates of securities transactions, and the difference between the amount of assets and liabilities recorded and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, including investments in securities, resulting from changes in currency exchange rates.

Repurchase Agreements:

Each Fund may acquire repurchase agreements from financial institutions such as banks and broker-dealers which the Funds' investment adviser deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying Fund securities. The seller, under a repurchase agreement, is required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). Securities subject to repurchase agreements are held by the Funds' custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

Forward Currency Contracts:

A forward currency contract ("forward") is an agreement between two parties to buy and sell a currency at a set price on a future date.
The market value of the forward fluctuates with changes in currency exchange rates. The forward is marked-to-market daily and the change in market value is recorded by a Fund as unrealized appreciation or depreciation. When the forward is closed, the Fund records a realized gain or loss equal to the fluctuation in value during the period the forward was open. A Fund could be exposed to risk if a counterparty is unable to meet the terms of a forward or if the value of the currency changes unfavorably.

Futures Contracts:

The variable net asset value funds, except Fund for Income and the REIT Fund, may enter into contracts for the future delivery of securities or foreign currencies and futures contracts based on a specific security, class of securities, foreign currency or an index, purchase or sell options on any such futures contracts and engage in related closing transactions. A futures contract on a securities index is an agreement obligating either party to pay, and entitling the other party to receive, while the contract is outstanding, cash payments based on the level of a specified securities index. The Funds may enter into futures contracts in an effort to hedge against market risks. The acquisition of put and call options on futures contracts will give the Funds the right (but not the obligation), for a specified price, to sell or to purchase the underlying futures contract, upon exercise of the option, at any time during the option period. Futures transactions involve brokerage costs and require the Funds to segregate assets to cover contracts that would require it to purchase securities or currencies. A Fund may lose the expected benefit of futures transactions if interest rates, exchange rates or securities prices change in an unanticipated manner.
Such unanticipated changes may also result in lower overall performance than if the Fund had not entered into any futures transactions.
In addition, the value of a Fund's futures positions may not prove to be perfectly or even highly correlated with the value of its portfolio securities or foreign currencies, limiting a Fund's ability to hedge effectively against interest rate, exchange rate and /or market risk and giving rise to additional risks. There is no assurance of liquidity in the secondary market for purposes of closing out futures positions.

Securities Purchased on a When-Issued Basis:

Each Fund may purchase securities on a "when-issued" basis. When-issued securities are securities purchased for delivery beyond the normal settlement date at a stated price and/or yield, thereby, involving the risk that the price and/or yield obtained may be more or less than those available in the market when delivery takes place. At the time a Fund makes the commitment to purchase a security on a when-issued basis, the Fund records the transaction and reflects the value of the security in determining net asset value. Normally, the settlement date occurs within one month of the purchase. A segregated account is established and the Funds maintain cash and marketable securities at least equal in value to commitments for when-issued securities. Securities purchased on a when-issued basis do not earn income until settlement date.

Dividends to Shareholders:

Dividends from net investment income are declared daily and paid monthly for the money market funds. Dividends from net investment income are declared and paid quarterly for the Stock Index Fund, Diversified
Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, International Growth Fund, Lakefront Fund, and the REIT Fund. Dividends from net investment income are declared and paid monthly for the Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, and Balanced Fund. Distributable net realized capital gains, if any, are declared and distributed at least annually.

Dividends from net investment income and from net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities, foreign currency transactions, expiring capital loss carryforwards and deferrals of certain losses. Permanent book and tax basis differences are reflected in the components of net assets.

Federal Income Taxes:

It is the policy of each Fund to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

Other:

Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses of the Funds are prorated to each Fund on the basis of relative net assets or other appropriate basis. Fees paid under a Fund's shareholder servicing or distribution plans are borne by the specific class of shares to which they apply.

All expenses in connection with Lakefront and REIT's organization and registration under the 1940 Act and the Securities Act of 1933 will be paid by those Funds. Such expenses are being amortized over a period of five years commencing with the respective inception dates.

4. Purchases and Sales of Securities:

Purchases and sales of securities (excluding short-term securities) for the six months ended April 30, 1997 were as follows (amounts in thousands):

                                  Purchases      Sales

Limited Term Income Fund          $ 37,159       $ 42,234
Intermediate Income Fund           217,846        242,880
Investment Quality Bond Fund       162,610        190,784
Government Mortgage Fund            22,547         21,012
Fund for Income                        145          1,684
National Municipal Bond Fund        31,963         27,798
New York Tax-Free Fund               2,858            102
Ohio Municipal Bond Fund            30,745         32,031
Balanced Fund                      139,931        150,879
Stock Index Fund                    83,927         10,248
Diversified Stock Fund             276,022        246,239
Value Fund                          47,716         48,307
Growth Fund                         13,944         19,643
Special Value Fund                  83,739         69,732
Special Growth Fund                 95,292         98,392
Ohio Regional Stock Fund             1,202          2,978
International Growth Fund           85,637         93,043
Lakefront Fund                       2,333             42
REIT Fund                              866             --

5. Related Party Transactions:

Investment advisory services are provided to all the Funds by Key
Asset Management Inc. ("the Adviser"), a wholly owned subsidiary of KeyBank National Association ("Key"), formerly Society National Bank, a wholly owned subsidiary of KeyCorp. On February 28, 1997, Key Asset Management Inc. became the surviving corporation after the reorganization of four indirect investment adviser subsidiaries of KeyCorp, including KeyCorp Mutual Fund Advisers. Lakefront Capital Investors, Inc. serves as the sub-adviser for the Lakefront Fund. Under the terms of the investment advisory agreements, the Adviser is entitled to receive fees based on a percentage of the average daily net assets of the Funds. KeyTrust Company of Ohio N.A., serving as custodian for all of the Funds, received custodian fees in addition to reimbursement of actual out-of-pocket expenses incurred.

Key and its affiliated brokerage and banking companies also serve as Shareholder Servicing Agent for all the Funds except the U.S. Government Obligations Funds (Investor Shares), Financial Reserves Fund and Stock Index Fund. As such, Key and its affiliates provide support services to their clients who are shareholders, which may include establishing and maintaining accounts and records, processing dividend and distribution payments, providing account information, assisting in processing of purchase, exchange and redemption requests, and assisting shareholders in changing dividend options, account designations and addresses.
For providing such services, Key and its affiliates may receive a fee of up to 0.25% of the average daily net assets of the Funds serviced.

BISYS Fund Services (the "Administrator"), an indirect, wholly-owned subsidiary of The BISYS Group, Inc. ("BISYS") serves as the administrator and distributor to the Funds. Certain officers of the Funds are affiliated with BISYS. Such officers receive no direct payments or fees from the Fund for serving as officers of the Funds.

Under the terms of the administration agreement, the Administrator's fee is computed at the annual rate of 0.15% of the average daily net assets of the Funds. Pursuant to a 12b-1 Plan, the Distributor may receive fees computed at the annual rate of 0.75% of the average daily net assets of Class B Shares of the National Municipal Bond Fund,
New York Tax-Free Fund, Balanced Fund, Diversified Stock Fund, Special Value Fund, Ohio Regional Stock Fund and International Growth Fund for providing distribution services and is entitled to receive commissions on sales of shares of the variable net asset value funds. BISYS Fund Services, Ohio, Inc. (the Company), an affiliate of BISYS, serves the Funds as Mutual Fund Accountant. Under the terms of the Fund Accounting Agreement, the Company's fee is based on a percentage of average daily net assets.



Fees may be voluntarily reduced to assist the Funds in maintaining competitive expense ratios.

Additional information regarding related party transactions is as follows for the six months ended April 30, 1997:

                                                                                     Mutual
                                              Investment                             Fund
                                               Advisory              Administration  Accountant     Custodian
                                                 Fees                Fees            Fees           Fees
                                       Percentage
                                       of Average     Voluntary      Voluntary       Semi           Semi
                                       Daily          Fee            Fee             Annual         Annual
                                       Net Assets     Reductions     Reductions      Fee            Fee
                                                      (000)          (000)           (000)          (000)

U.S. Government Obligations Fund             0.35%    $ --           $ --            $47            $142
Lakefront Fund                               1.00%       1             --              6               1

6. Capital Share Transactions:

Transactions in capital shares for the Funds with multiple share classes were as follows (amounts in thousands):

                                           U.S. Government
                                           Obligations Fund
                                       Six Months     Year
                                       Ended          Ended
                                       April 30,      October 31,
                                       1997           1996<F1>

Capital and Share Transactions:
Investor Shares:
Proceeds from shares issued            $   674,496    $        --
Dividends reinvested                             2             --
Cost of shares redeemed                   (159,036)            --
Total                                  $   515,462    $        --

Select Shares:
Proceeds from shares issued            $ 1,403,828    $ 3,877,755
Dividends reinvested                        12,516         13,036
Cost of shares redeemed                 (1,721,256)   $(3,497,927)
Total                                  $  (304,912)       392,864

<F1> Effective February 1, 1996, the U.S. Government Obligations Fund
designated the existing shares as Select Shares and on January 8, 1997 commenced offering Investor Shares.


7. Concentration of Credit Risk:

The Ohio Municipal Money Market Fund, New York Tax-Free Fund, and
Ohio Municipal Bond Fund invest primarily in debt obligations issued by the respective states and their political subdivisions, agencies and public authorities to obtain funds for various public purposes and the Ohio Regional Stock Fund invests in equity securities issued by organizations domiciled in Ohio. These Funds are more susceptible to economic and political factors that may adversely affect companies domiciled within each of the states and issuers of the States' specific municipal securities than are municipal bond funds and stock funds that are not geographically concentrated to the same extent.



The Victory Portfolios                                   Financial Highlights

                                                                            U.S. Government Obligations Fund
                                         Investor            Select
                                         Shares<F2>          Shares<F2>
                                         Period              Six Months
                                         Ended               Ended
                                         April 30,           April 30,                        Year Ended October 31,
                                         1997                1997              1996            1995<F3>      1994        1993
                                         (Unaudited)         (Unaudited)
Net Asset Value, Beginning of Period     $  1.000            $    1.000        $    1.000      $  1.000      $  1.000    $  1.000
Investment Activities
    Net investment income                   0.014                 0.024             0.049         0.052         0.032       0.026
Distributions
    Net investment income                  (0.014)               (0.024)           (0.049)       (0.052)       (0.032)     (0.026)
Net Asset Value, End of Period           $  1.000
Total Return                                 1.46%<F4>             2.42%<F4>         4.96%         5.38%         3.30%       2.62%
Ratios/Supplemental Data:
Net Assets, End of Period (000)          $515,471            $1,052,928        $1,357,817      $964,929      $412,048    $515,734
Ratio of expenses to average
  net assets                                 0.56%<F5>             0.68%<F5>         0.61%         0.58%         0.63%       0.60%
Ratio of net investment income to
  average net assets                         4.86%<F5>             4.75%<F5>         4.84%         5.28%         3.20%       2.57%
Ratio of expenses to average
  net assets<F1>                             <F6>                  <F6>              <F6>          0.60%         0.80%       <F6>
Ratio of net investment income to
  average net assets<F1>                     <F6>                  <F6>              <F6>          5.26%         3.03%       <F6>

<F1> During the period, certain fees were voluntarily reduced.
If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

<F2> Effective February 1, 1996, the Fund designated the existing shares as Select Shares and on January 8, 1997, commenced offering Investor Shares.

<F3> Effective June 5, 1995, the Victory U.S. Treasury Money Market
Portfolio merged into the U.S. Government Obligations Fund. Financial highlights for the periods prior to June 5, 1995 represent the U.S. Government Obligation Fund.

<F4> Not annualized.

<F5> Annualized.

<F6> There were no waivers during the period.

See notes to financial statements.


                                                        Lakefront Fund
                                                        March 3, 1997
                                                        through
                                                        April 30,
                                                        1997<F2>
                                                        (Unaudited)
Net Asset Value, Beginning of Period                    $ 10.00
Investment Activities
  Net investment income                                    0.03
  Net realized and unrealized losses from investments     (0.02)
  Total from Investment Activities                      $  0.01
Distributions
  Net investment income                                   (0.01)
  In excess of net investment income                         --
  Net realized gains                                         --
    Total Distributions                                   (0.01)
Net Asset Value, End of Period                          $ 10.00
Total Return (excludes sales charges)                      0.10%<F3>

Ratios/Supplemental Data:
Net Assets, End of Period (000)                         $   994
Ratio of expenses to average net assets                       0%<F4>
Ratio of net investment income to average net assets       2.17%<F4>
Ratio of expenses to average net assets<F1>               14.86%<F4>
Ratio of net investment income to average
  net assets<F1>                                         (12.69)%<F4>
Portfolio turnover                                            6%
Average commission rate paid <F5>                       $0.0800

<F1> During the period, certain fees were voluntarily reduced and/or reimbursed. If such voluntary fee reductions and /or reimbursements had not occurred, the ratios would have been as indicated.

<F2> Period from commencement of operations.

<F3> Not annualized.

<F4> Annualized.

<F5> Represents the total dollar amount of commissions paid on portfolio security transactions divided by total number of shares purchased and sold by the Fund for which commissions were charged.


See notes to financial statements.


This page is intentionally left blank.